UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2010
NYMAGIC, INC.
(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	1-11238 (Commission File Number)	13-3534162 (IRS Employer Identification No.)
919 Third Avenue, New York, New York 10022
(Address of principal executive offices)
(212) 551-0600
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
To the extent applicable, the information contained in Item 5.02 below is hereby incorporated by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
NYMAGIC, INC. (the “Company”) entered into an agreement with A. George Kallop (the “Agreement”) effective on April 2, 2010 (the “Effective Date”). Mr. Kallop resigned as President and Chief Executive Officer of the Company, effective on the Effective Date.
Beginning on the Effective Date and ending on December 31, 2010, Mr. Kallop agrees to be reasonably available for advice and counsel to the Chairman and to the President and Chief Executive Officer of the Company. Such provision of services will not exceed 20% of the average level of services performed by Mr. Kallop for the Company during the 36 month-period immediately preceding the Effective Date.
Under the terms of the Agreement, Mr. Kallop, or, in the event of Kallop’s incapacity or death, his estate, shall receive from the Company $800,000 payable as follows: (i) $444,000 of such amount will be paid in a single lump sum on December 3, 2010 and (ii) the remaining $356,000 will be paid in eight equal monthly installments of $44,500, beginning on January 3, 2011. Mr. Kallop will be allowed to participate, at his own cost, in the Company’s medical and dental program through June 2012 on the same basis as other employees of the Company.
Under the Company’s Amended and Restated 2004 Long-Term Incentive Plan, the Company will (i) accelerate the vesting of Mr. Kallop’s outstanding January 1, 2010 award of 8,000 shares of restricted share units from December 31, 2010 to the Effective Date; (ii) accelerate the vesting of the unvested portion of Mr. Kallop’s outstanding March 6, 2009 stock option award of 50,000 shares, from March 6, 2011 to the Effective Date; (iii) waive the forfeiture requirement in the Stock Option Agreement dated April 13, 2009, with the effect that Mr. Kallop will be permitted to exercise his option after the Effective Date and until its original expiration and (iv) waive the forfeiture provisions under the Performance Share Agreement, effective January 1, 2009, with the effect that Mr. Kallop will be eligible to receive a Standard Performance Award for the 2010 Performance Period.
Mr. Kallop will also be subject to certain confidentiality and non-solicitation provisions. The Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
The following exhibits are furnished or filed, as applicable, with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Agreement, effective April 2, 2010, between NYMAGIC, INC. and A. George Kallop.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYMAGIC, INC.
By:	/s/ Thomas J. Iacopelli
	Name:	Thomas J. Iacopelli
	Title:	Chief Financial Officer and Treasurer

Date: April 7, 2010

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement, effective April 2, 2010, between NYMAGIC, INC. and A. George Kallop.